Exhibit 3.4
LIMITED LIABILITY COMPANY AGREEMENT
OF
TARGA RESOURCES GP LLC
A Delaware Limited Liability Company
     This LIMITED LIABILITY COMPANY AGREEMENT of TARGA RESOURCES GP LLC (this “Agreement”), dated as of October 23, 2006, is adopted, executed and agreed to by the sole Member (as defined below).
     1. Formation. TARGA RESOURCES GP LLC (the “Company”) has been formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the “Act”).
     2. Term. The Company shall have a perpetual existence.
     3. Purposes. The purposes of the Company are to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act.
     4. Sole Member. Targa GP Inc., a Delaware corporation, shall be the sole member of the Company (the “Member”).
     5. Contributions. The Member has made an initial capital contribution of $1,000 to the Company in exchange for its member interests in the Company. Without creating any rights in favor of any third party, the Member may, from time to time, make additional contributions of cash or property to the capital of the Company, but shall have no obligation to do so.
     6. Distributions. The Member shall be entitled (a) to receive all distributions (including, without limitation, liquidating distributions) made by the Company and (b) to enjoy all other rights, benefits and interests in the Company.
     7. Directors and Officers.
          7.1 Management. Subject to any powers reserved to the Member under this Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed by, a Board of Directors consisting of at least one Director, which shall be responsible for the management and operations of the Company and shall have all powers necessary to manage and control the Company, to conduct its business, and to implement any decision of the Member adopted pursuant to this Agreement. In managing the business and affairs of the Company and exercising its powers, the Board of Directors may delegate power and authority to one or more officers of the Company, who shall exercise such powers and perform such duties as are specified in Section 7.13. The number of Directors constituting the initial Board of Directors shall be two and the initial Directors shall be Rene R. Joyce and Jeffrey J. McParland. The number of Directors constituting the Board of Directors may be increased or decreased from time to time by resolution of the Member. Except as provided in Section 7.2 hereof, Directors shall be elected by the Member, and each Director so elected shall hold office for the full term to which he shall have been elected and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Any Director may resign at any time upon notice to the Company. Any Director elected or appointed by the Board of Directors or the Member may be removed by the Member. Such removal may be with or without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a Director shall not of itself create contract rights. A Director need not be a Member of the Company or a resident of the State of Delaware. As used herein, the term “Director” shall mean a “manager” of the Company, as such term is defined in Section 18-101 of the Act.
          7.2 Vacancies. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by an affirmative vote of a majority of the remaining Directors then in office, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office for the remainder of the full term in which the new directorship was created or the vacancy occurred and until such Director’s successor is duly elected and qualified, or until his earlier death, resignation or removal.
          7.3 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.
          7.4 Special Meetings. Special meetings of the Board of Directors may be held at any time, whenever called by the Chairman of the Board of Directors, the President of the Company or a majority of Directors then in office, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting. Notice of the time and place of a special meeting must be given by the person or persons calling such meeting at least twenty-four (24) hours, before the special meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the sole purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
          7.5 Meetings by Conference Telephone. Unless otherwise restricted by this Agreement or the Act, members of the Board of Directors or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7.5 shall constitute presence in person at such meeting.
          7.6 Quorum: Vote Required for Action. Except as may be otherwise specifically provided by law or this Agreement, at all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the Directors present at any meeting of the Board of Directors at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          7.7 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or, in his absence, by the Chief Executive Officer of the Company. The Secretary of the Company shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
          7.8 Actions of the Board by Consent in Lieu of Meeting. Unless otherwise restricted by this Agreement or the Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee.
          7.9 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any absent or disqualified member. Any committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company. Each committee shall keep regular minutes and report to the Board of Directors when required.
          The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law, nor shall such committee function where action of the Board of Directors is required under applicable law. The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the members of any such committee shall constitute a quorum. Each such committee may elect a chairman and appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in the same manner as the Board of Directors conducts its business pursuant to this Agreement, as the same shall from time to time be amended. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.
          7.10 Compensation and Reimbursement of Expenses. The Directors and members of special or standing committees shall receive such compensation for their services as shall be determined by the Board of Directors.

          7.11 Powers of Board of Directors. Without limiting the generality of Section 7.1, the Board of Directors shall have power and authority to cause the Company to take any of the following actions:
     (a) To construct, operate, maintain, improve, expand, buy, acquire, own, hold, sell, convey, assign, mortgage, finance, refinance, rent or lease real or personal property, foreign or domestic, in the name of the Company;
     (b) To incur debt or liabilities, secured or unsecured, on behalf of the Company and to secure the same by mortgaging, assigning for security purposes, pledging, or otherwise hypothecating, all or any part of the property and assets of the Company (and in connection therewith to place record title to any such property or assets in the name or names of a nominee or nominees);
     (c) To purchase liability and other insurance to protect the Company’s property and business;
     (d) To invest any Company funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments, and to pay and otherwise perform the Company’s debts, liabilities and other obligations;
     (e) To sell or otherwise dispose of the assets of the Company;
     (f) To execute on behalf of the Company instruments and other documents, including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, guarantees, documents providing for the acquisition, mortgage or disposition of the Company’s property, assignments, bills of sale, leases, partnership agreements, and other instruments or documents necessary or appropriate to the business of the Company (including any agreement between the Company and the Member and any agreements between the Company and the Directors or officers including indemnification agreements providing for the advancement of expenses, among other things);
     (g) To employ accountants, legal counsel, managing agents or other experts to perform services for the Company;
     (h) To execute, deliver, enter into, perform and carry out any and all other agreements and contracts on behalf of the Company, with any other person for any purpose;
     (i) To bring, defend and settle actions and suits at law, in equity or otherwise and to pursue appeals thereof;
     (j) To adopt policies and guidelines for the Company consistent with this Agreement;
     (k) To issue membership interests or other equity securities; and

     (l) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business.
Unless authorized to do so by this Agreement (reference being made specifically to the authority conferred upon officers pursuant to Section 7.13) or by the Board of Directors, no Member, agent or employee of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose.
          7.12 Liability of Directors. No Director shall be liable under any judgment, decree or order of a court, or in any other manner, for any debt, obligation or liability of the Company by reason of his acting as a Director of the Company. A Director of the Company shall not be personally liable to the Company or its Members for monetary damages for breach of fiduciary duty as a Director, except for (i) liability for any acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) for a distribution, redemption or purchase of or with respect to membership interests in violation of Delaware Law. If the laws of the State of Delaware are amended after the date of this Agreement to authorize action further eliminating or limiting the personal liability of a Director, then the liability of a Director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended laws of the State of Delaware. Any repeal or modification of this Section 7.12 shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director of the Company existing at the time of such repeal or modification or thereafter arising as a result of acts or omissions prior to the time of such repeal or modification.
          7.13 Officers.
     (a) General. The officers of the Company shall be appointed by the Board of Directors and shall be a President, a Secretary and a Treasurer. Additionally, the Board of Directors, in its discretion, may appoint a Chairman of the Board of Directors (who must be a Director), a Chief Executive Officer, and one or more Vice Presidents (including any Executive or Senior Vice President or Assistant Vice President), Assistant Secretaries, Assistant Treasurers and such other officers as the Board of Directors may from time to time designate. Any number of offices may be held by the same person. The salaries of all officers of the Company shall be fixed by the Board of Directors and may be altered by the Board of Directors from time to time except as otherwise provided by contract. All officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred on behalf of the Company.
     (b) Election; Vacancies; Removal. The officers of the Company shall hold their offices for such terms and shall exercise such powers and perform such duties as described in this Agreement and as shall be determined from time to time by the Board of Directors; and all officers of the Company shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Whenever any vacancies shall occur in any office by death, resignation, removal, increase in the number of officers of the Company, or otherwise, the same shall be filled by the Board of Directors, and the officer so appointed shall hold office until his successor is chosen and qualified. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors. Such removal may be with or without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
     (c) Chairman of the Board of Directors. The Chairman of the Board of Directors, if any, shall preside, if present, at all meetings of the Board of Directors and shall perform such additional functions and duties as the Board of Directors may prescribe from time to time.
     (d) Chief Executive Officer. The Chief Executive Officer, who may be the Chairman or Vice Chairman of the Board of Directors and/or the President, shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by this Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed and executed. The Chief Executive Officer shall also perform all duties and have all powers incident to the office of Chief Executive Officer and perform such other duties and may exercise such other powers as may be assigned by this Agreement or prescribed by the Board of Directors from time to time.
     (e) President. The President shall, subject to the control of the Board of Directors and the Chief Executive Officer, in general, supervise and control all of the business and affairs of the Company. The President shall preside at all meetings of the Member(s). The President may sign any deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by this Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed and executed. The President shall also perform all duties and have all powers incident to the office of President and perform such other duties as may be prescribed by the Board of Directors from time to time.
     (f) Vice Presidents. Any Vice President, in the order of seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall also perform the usual and customary duties and have the powers that pertain to such office and generally assist the President by executing contracts and agreements and exercising such other powers and performing such other duties as are delegated to them by the President and as the Board of Directors may further prescribe.
     (g) Secretary. The Secretary shall attend, to the extent possible, all meetings of Members and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Member(s), and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of meetings of the Member(s), and if there is no Assistant Secretary, then the Board of Directors or President may choose another officer to cause such notice to be given. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. The duties of the Secretary may be performed by any Assistant Secretary.
     (h) Treasurer. The Treasurer shall have custody of the funds of the Company as may be entrusted to his or her keeping and account for the same. The Treasurer shall be prepared at all times to give information as to the condition of the Company and shall make an annual report of the entire business and financial condition of the Company. The Treasurer shall perform all duties and have all powers incident to the office of Treasurer, subject to the direction and control of the Board of Directors, and perform such other duties as may be assigned to him or her by the Board of Directors. The duties of the Treasurer may also be performed by any Assistant Treasurer.
     (i) Assistant Vice Presidents. The Assistant Vice President(s) shall generally assist the President and Vice President(s) and exercise such other powers and perform such other duties as may be prescribed by the Board of Directors from time to time.
     (j) Assistant Secretaries. Except as may be otherwise provided in this Agreement, any Assistant Secretary shall perform such duties and have such powers as from time to time may be assigned to him or her by the Board of Directors, the President or the Secretary and, in the absence of the Secretary, or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
     (k) Assistant Treasurers. Except as may be otherwise provided in this Agreement, any Assistant Treasurer shall perform such duties and have such powers as from time to time may be assigned to him or her by the Board of Directors, the President or the Treasurer, if there is one, and, in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties and have the powers of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.
     (l) Other Officers. Such other officers as the Board of Directors may appoint shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Company the power to choose such other officers and to prescribe their respective duties and powers.
     (m) Delegation of Authority. In the case of any absence of any officer of the Company or for any other reason, the Board of Directors, the Chief Executive Officer or the President may delegate some or all of the powers or duties of any officer of the Company to any other officer or to any Director, employee, Member, unitholder, employee or agent of the Company for whatever period of time seems desirable, including the power to execute any deeds, transfers, assignments, contracts, obligations, certificates and other instruments on behalf of the Company.

     (n) Voting Securities Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name and on behalf of the Company by the Chief Executive Officer, the President or any Vice President, and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any entity in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Directors may confer like powers upon any other person or persons.
          7.14 Member Contributions. The Directors and officers of the Company shall not have any personal liability for the repayment of any Capital Contributions of any Member.
     8. Indemnification.
          8.1 Exculpation. The personal liability of each Director and officer of the Company shall be eliminated and limited to the full extent permitted by the laws of the State of Delaware, including the Act.
          8.2 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a Director or officer of the Company or is or was serving or has agreed to serve at the request of the Company as a director, manager, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while serving or having agreed to serve as a Director or officer, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 8 shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Act requires, the payment of such expenses incurred by a current, former or proposed Director or officer in his or her capacity as a Director or officer or proposed Director or officer

(and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this subsection 8.2.
          8.3 Indemnification of Employees and Agents. The Company may, by action of the Board of Directors, provide indemnification to employees and agents of the Company, individually or as a group, with the same scope and effect as the indemnification of Directors and officers provided for in this Section 8.
          8.4 Right of Claimant to Bring Suit. If a written claim received by the Company from or on behalf of an indemnified party under this Section 8 is not paid in full by the Company within ninety days after such receipt, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Act for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including the Board, independent legal counsel, or the Member) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Company (including the Board, independent legal counsel, or the Member) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
          8.5 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Section 8 shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Formation of the Company, bylaw, agreement, consent of the Member or disinterested Directors or otherwise.
          8.6 Insurance. The Company may maintain insurance, at its expense, to protect itself and any person who is or was serving as a Director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, manager, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against such person and incurred by any such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act.
          8.7 Savings Clause. If this Section 8 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Director and officer of the Company, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Section 8 that shall not have been invalidated and to the fullest extent permitted by applicable law.
          8.8 Amendment, Modification or Repeal. Any amendment, modification or repeal of this Section 8 by the Board of Directors or the Member shall not adversely affect any right of or protection afforded to a Director, officer, employee or agent of the Company existing at the time of such amendment, modification or repeal.
     9. Certificates of Membership Interests. Membership Interests need not be certificated provided that if the Board of Directors decides to certificate such membership interests, the certificates evidencing membership interests in the Company shall be in such form, not inconsistent with that required by law and the certificate of formation of the Company, as shall be approved by the Board of Directors.
     10. Dissolution. The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Member may elect. No other event (including, without limitation, an event described in Section 18-801(4) of the Act) will cause the Company to dissolve.
     11. Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUDING ITS CONFLICT-OF-LAWS RULES).
[Signature page follows.]

     IN WITNESS WHEREOF, the undersigned, being the sole member of the Company, has caused this Limited Liability Company Agreement to be duly executed as of the date first written above.

TARGA GP INC.
By:	/s/ Rene R. Joyce
	Name:	Rene R. Joyce
	Title:	Chief Executive Officer

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